SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement
☐	Soliciting Material Pursuant to 14a-11(c) or Rule 14a-12

Webb Interactive Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

WEBB INTERACTIVE SERVICES, INC.

1899 Wynkoop

Suite 600

Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD AUGUST 31, 2004

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Webb Interactive Services, Inc., a Colorado corporation, will be held on Tuesday, August 31, 2004, at 2:00 p.m., Mountain Time, at our executive offices, 1899 Wynkoop, Suite 600, Denver, Colorado, for the following purposes:

1.	To elect three nominees to our board of directors to serve for a term of one year.

2.	To transact such other business as may properly come before the meeting and any adjournments thereof.

Only holders of record of our common stock at the close of business on July 27, 2004 will be entitled to notice of, and to vote at, the annual meeting or any adjournment thereof.

You are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy and return it in the enclosed reply envelope as promptly as possible.

BY ORDER OF THE BOARD OF DIRECTORS

Lindley S. Branson
Secretary

August 3, 2004

PROXY STATEMENT

WEBB INTERACTIVE SERVICES, INC.

1899 Wynkoop

Suite 600

Denver, Colorado 80202

Annual Meeting of Shareholders – August 31, 2004

GENERAL

The enclosed proxy is solicited by the board of directors of Webb Interactive Services, Inc., a Colorado corporation, for use at the annual meeting to be held on Tuesday, August 31, 2004, at 2:00 p.m., Mountain Time, at Webb’s executive offices, 1899 Wynkoop, Suite 600, Denver, Colorado, or any adjournment thereof. Solicitations are being made by mail and may also be made by our directors, officers and employees. Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting thereof by so notifying us in writing at the above address, attention: Lindley S. Branson, Secretary, or by appearing and voting in person at the meeting. Shares represented by proxies will be voted as specified in the proxies. In the absence of specific instructions, proxies will be voted (to the extent they are entitled to be voted on such matters): (1) FOR the election to the board of directors of the nominees named in this proxy statement and (2) in the proxy’s discretion upon such other business as may properly come before the annual meeting. So far as our management is aware, no matters other than those described in this proxy statement will be acted upon at the annual meeting.

Votes cast by proxy or in person at the annual meeting will be tabulated by the election inspector appointed for the meeting and will determine whether or not a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as shares that are present for the purpose of determining the presence of a quorum, but will not be considered as present and entitled to vote with respect to that matter.

We will pay all of the expenses involved in preparing, assembling and mailing this proxy statement and the material enclosed herewith. We may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of stock. This proxy statement and our annual report for the year ended December 31, 2003 are being mailed to shareholders on or about August 3, 2004.

Only one copy of the annual report and proxy statement are being mailed to shareholders sharing an address unless Webb has received contrary instructions from one or more of the shareholders. Webb will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement to a shareholder at a shared address to which a single copy was delivered. Shareholders wishing to receive additional copies of either the annual report or proxy statement for the 2004 annual meeting or who share an address with another shareholder and are receiving multiple copies and would like to receive a single copy should send a letter to the following address or call Webb’s Corporate Secretary at (303) 308-3224:

Webb Interactive Services, Inc.

c/o Corporate Secretary

1899 Wynkoop

Suite 600

Denver, Colorado 80202

OUTSTANDING STOCK

As of July 27, 2004, the record date for determining shares entitled to notice of and to vote at our annual meeting, 25,433,552 shares of our common stock were outstanding. Each common share is entitled to one vote. In addition, 734 shares of nonvoting series D junior convertible preferred stock were outstanding, that are convertible into 734,000 shares of our common stock.

Information as to the name, address and stockholdings of each person known by Webb to be a beneficial owner of more than five percent of our common stock and as to the name, address and stockholdings of each director and nominee for election to the board of directors, and by all executive officers and directors, as a group, as of July 27, 2004 is set forth below. Except as indicated below, we believe that each person has the sole (or joint with spouse) voting and investment powers with respect to such shares.

Name/Address of Shareholder/Director	Amount of Common Stock Beneficially Owned		Percent of Common Stock (1)
William R. Cullen	505,825	(2)	2.0%
1899 Wynkoop, Suite 600
Denver, Colorado 80202

Robert J. Lewis	527,824	(3)	1.9%
1899 Wynkoop, Suite 600
Denver, Colorado 80202

Richard C. Jennewine	598,300	(4)	2.1%
1899 Wynkoop, Suite 600
Denver, Colorado 80202

Robert R. Lacey	200,000	(5)	*
1899 Wynkoop, Suite 600
Denver, Colorado 80202

Peter Ren	299,475	(6)	*
1899 Wynkoop, Suite 600
Denver, Colorado 80202

Jona, Inc.	9,250,000	(7)	36.4%
P.O. Box 949
Casper, Wyoming 82602

Directors and executive officers as a group (six persons)	2,598,737	(8)	8.7%

*	Less than one percent of shares outstanding.

(1)	In calculating percentage ownership, all shares of common stock which a named shareholder has the right to acquire within 60 days from the date of this proxy statement upon exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage of common stock owned by that shareholder, but are not deemed to be outstanding for the purpose of computing the percentage of common stock owned by any other shareholder.

(2)	Includes options to purchase 437,828 shares of common stock, but excludes options to purchase 150,000 shares of common stock that are not exercisable during the next 60 days.

(3)	Includes options to purchase 479,454 shares of common stock.

(4)	Includes options to purchase 593,300 shares of common stock.

(5)	Consists of options to purchase 200,000 shares of common stock.

(6)	Includes warrants and options to purchase 250,000 shares of common stock.

(7)	Does not include 15,000 shares of common stock owned by Neil A. McMurry and his spouse. Mr. McMurry, who is the sole shareholder, president and director of Jona, Inc., is deemed to be the beneficial owner of Webb’s securities owned by Jona.

(8)	Includes warrants and options to purchase 2,402,895 shares of common stock, but excludes options to purchase 225,000 shares of common stock that are not exercisable during the next 60 days.

PROPOSAL 1:

ELECTION OF DIRECTORS

Nomination and Election of Directors

Our by-laws provide that the size of our board of directors shall be fixed from time to time by resolution of the shareholders, subject to increase by resolution of the board of directors. In the event the shareholders do not fix by resolution the number of directors, the by-laws provide that the number of directors will be three, subject to increase by resolution of the board of directors. The board of directors has set the size of the board at three. The proxies granted by the shareholders will be voted at the annual meeting for the election of the three persons listed below as our directors. All of the nominees were elected to the board of directors at the 2003 annual meeting of shareholders.

Nominees for Director

William R. Cullen

Robert R. Lacey

Peter Ren

In the event that one of more of the above named persons becomes unavailable for election, votes will be cast pursuant to authority granted by the enclosed proxy for such person or persons as may be designated by the board of directors, unless the board of directors determines to reduce its size appropriately.

Directors, Nominees for Director and Executive Officers

Our directors, nominees for director and executive officers are as follows:

Name	Age	Director Since	Position
William R. Cullen	63	1998	President, Chief Executive Officer, Chief Financial Officer, a director and a nominee
Lindley S. Branson	61	—	Vice President, General Counsel and Secretary
Robert J. Lewis	73	1996	Director
Richard C. Jennewine	66	1996	Director
Robert R. Lacey	49	2002	Director and a nominee
Peter Ren	45	2003	Director and a nominee

William R. Cullen, has served as Webb’s President and Chief Executive Officer since October 2001, Chief Financial Officer since April 1999 and a director since March 1998. From March 1998 to April 1999, Mr. Cullen served as our Chief Operating Officer. From May 1997 to March 1998, Mr. Cullen worked as a consultant to businesses in the cable industry, including Webb. From April 1994 to May 1997, Mr. Cullen was Chairman and CEO of Access Television Network, Inc., a privately held company specializing in providing paid programming to local cable systems. From January 1992 to March 1994, Mr. Cullen was President and CEO of California News Channel, a programming project of Cox Cable Communications. From July 1984 to December 1991, Mr. Cullen

was employed by United Artists Cable Corporation (and its predecessor United Cable Television Corporation) as Vice President of Operations and President of its subsidiary, United Cable of Los Angeles, Inc., and as its Senior Vice President of the Southwest Division. Prior to joining United Artists Cable Corporation, Mr. Cullen was President of Tribune Company Cable of California, Inc. and CEO of its United-Tribune Cable of Sacramento joint venture, served as a top financial officer of three companies and worked in banking.

Lindley S. Branson, joined Webb as Vice President, General Counsel and Secretary in May 1999 and has served as Secretary and General Counsel of Jabber since its formation in February 2000. Mr. Branson has been a partner with the Minneapolis law firm of Gray, Plant, Mooty, Mooty & Bennett, P.A. for more than 20 years, with an emphasis in corporate finance, mergers and acquisitions and general corporate law.

Robert J. Lewis, has been a director of Webb since January 1996. Mr. Lewis retired in October 1995 after having spent 37 years in the cable television industry as an owner and developer of cable systems and senior executive with several cable television companies. Beginning in March 1997, however, and continuing through the present, Mr. Lewis has been the General Partner and Chief Executive Officer of InterMedia Partners, an inactive company which had been an operator of cable systems in Kentucky, Tennessee, North Carolina, South Carolina and Georgia. From 1987 until his retirement in 1995, Mr. Lewis was employed by Tele-Communications, Inc. (“TCI”), one of the largest cable television companies in the United States. Mr. Lewis served as a Senior Vice President of Corporate Development of TCI from 1991 to 1993 and as a Senior Advisor to TCI from 1993 until his retirement in 1995.

Richard C. Jennewine, has been a director of Webb since November 1996. From September 1995 until his retirement in December 1999, Mr. Jennewine was President—International Operations and Managing Director for Computer Aid, Inc. a leader in strategic outsourcing and information services consulting. From December 1991 to February 1995, Mr. Jennewine served as the Senior Vice President of the CONCORD Group, a privately held entrepreneurial group of 40 international enterprises. From January 1994 to February 1995, Mr. Jennewine served as the President of the Concord Trading Corporation, a company focusing on trading and business ventures in Asia, Russia, the Middle East and South America. Prior to these positions, Mr. Jennewine spent 26 years with IBM Corporation, including startup operations in mainland China.

Robert R. Lacey, has been a director of Webb since March 2002. Mr. Lacey has served since February 2002 as Director of Technology for Nerd Tech, an unincorporated subsidiary of Nerd Gas Company, LLC, a privately-held Casper, Wyoming oil and gas exploration company. From January 1998 through March 1999, Mr. Lacey was a principal of Computer Engineers, LLC, and from March 1999 through February 2002, he was a principal of its successor, R&J Computer Consultants, both of which are privately-held consulting companies based in Casper, Wyoming. Mr. Lacey was employed as a computer consultant and technician by Touchtronics, Inc., a Casper, Wyoming privately-held computer hardware and software company, from October 1995 through January 1998.

Peter Ren, has been a director of Webb since March 2003. Mr. Ren has served as the President of Copier Technologies, Inc., a Trevose, Pennsylvania based provider of digital office solutions since 1982. Mr. Ren also provides consulting services in the areas of marketing and sales.

Committees and Meetings of the Board of Directors

Webb’s board of directors has an audit committee and a compensation/nominating committee. Webb’s policy is that board members attend the annual meeting of shareholders. All of Webb’s directors attended the 2003 annual meeting.

Messrs. Lewis, Jennewine, Lacey and Ren are the current members of the audit committee of the board of directors. Each is an “independent member,” as that term is defined in the rules promulgated by the Nasdaq Stock Market. The audit committee represents the board in discharging its responsibilities relating to our accounting, reporting and financial control practices. The audit committee has general responsibility for review with management of our financial controls, accounting, and audit and reporting activities. It annually reviews the qualifications and engagement of our independent accountants, makes recommendations to the board as to their selection, reviews the scope, fees, and results of their audit and reviews their management comment letters. The charter of the audit committee is available on our website at www.webb.net. Messrs. Lewis and Jennewine are “financial experts,” as that term is defined under the Securities Exchange Act of 1934.

Messrs. Jennewine, Lewis, Lacey and Ren are the current members of the compensation/nominating committee, which oversees compensation for directors, officers and key employees of Webb and identifies and selects nominees for directors. Each is an “independent member,” as that term is defined in the rules promulgated by the Nasdaq Stock Market.

During 2003, the board of directors met 12 times. During 2003, the audit committee met three times and the compensation/nominating committee met five times. Each director attended, in person or by telephone, 75% or more of the aggregate total of meetings of the board of directors and meetings of committees of the board of directors on which the director serves.

Audit Committee Report

The audit committee has reviewed and discussed with management, Webb’s audited financial statements for the year ended December 31, 2003. The audit committee has also discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61 (SAS 61 – Communication with Audit Committees), as amended, relating to the auditors’ judgment about the quality of the accounting principles, judgements and estimates, as applied in their financial reporting.

The audit committee has received the written disclosures from the independent public accountants required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, that relates to the accountants’ independence from Webb, and has discussed with the independent public accountants their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board that the audited financial statements, referred to above, be included in the annual report on Form 10-KSB for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Robert J. Lewis (Chair)

Richard C. Jennewine

Robert R. Lacey

Peter Ren

Director Nomination Process

Webb’s directors periodically review whether the size of the board is appropriate to oversee and manage the company. The directors also assess whether any director vacancies are expected. If a board vacancy is likely to occur, then the compensation/nominating committee considers candidates, including those known to the directors as well as candidates recommended by our management, search firms, shareholders and other sources. The directors conduct an initial evaluation of prospective directors and, if appropriate, follow-up by gathering information on the candidates from third parties. One or more directors interview in person or by phone those prospective candidates which suit Webb’s needs. The compensation/nominating committee then evaluates the candidates and makes the final decision of who to nominate. The compensation/nominating committee does not have a charter.

When it seeks nominees for directors, the board looks for candidates who will make contributions to the board’s operations and will represent the interests of Webb’s shareholders. The board generally considers a number of criteria when it identifies and selects candidates, such as past accomplishments; expertise in areas important to Webb’s success; personal qualities; and whether the prospective candidate has ample time to devote to Webb’s affairs and will likely interact well with the other board members.

The compensation/nominating committee will consider recommendations by shareholders of nominees for election as a director. Recommendations need to be in writing, including a resume of the candidate’s business and personal background and a signed consent that the candidate is willing to be considered as a nominee and will serve if elected. Shareholder recommendations must be sent to Webb Interactive Services, Inc., c/o Corporate Secretary, 1899 Wynkoop, Suite 600, Denver, Colorado 80202.

Code of Business Conduct and Ethics

Each of Webb’s directors and employees, including its executive officers, are required to conduct themselves in accordance with ethical standards set forth in the Code of Business Conduct and Ethics adopted by Webb’s board of directors. The code is available on our website at www.webb.net. Any amendments to or waivers from the code will be posted on Webb’s website.

Communications with Directors

The board of directors has adopted a process for shareholders to communicate with directors. Shareholders may communicate with directors by sending a letter to the following address:

Webb Interactive Services, Inc.

c/o Corporate Secretary

1899 Wynkoop

Suite 600

Denver, Colorado 80202

The Corporate Secretary reviews all letters received and sends a summary of the correspondence to the board on a regular basis, together with copies of letters that the Corporate Secretary believes require board attention. In addition, a record of all letters received by Webb is maintained so that directors may review specific correspondence.

Vote Required

Proposal 1 will be approved if the affirmative votes of the holders of shares of common stock, present or represented at the annual meeting and voting on proposal 1, exceed the votes opposing the proposal.

The board of directors recommends that the shareholders vote “FOR” the election of the nominees for director.

EXECUTIVE COMPENSATION

The following table summarizes the annual compensation paid by Webb during years ended December 31, 2001, 2002, and 2003 to William R. Cullen, the Chief Executive Officer of Webb, and Lindley S. Branson, Webb’s other executive officer.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other ($)	Securities Underlying Options		All Other Compensation
William R. Cullen (1)	2003	$221,375	—	—	150,000	shs.(2)	—
Chief Executive Officer,	2002	$213,500	$140,000	—	400,000	shs.(3)	—
President, Chief Financial Officer and a director	2001	$200,000	—	—	400,000	shs.	—
Lindley S. Branson (4)	2003	$178,062	—	—	75,000	shs.(5)	—
Vice President and	2002	$172,417	$70,000	—	200,000	shs.(3)	—
General Counsel	2001	$165,000	—	—	400,000	shs.	—

(1)	Webb reimburses Mr. Cullen for commuting expenses, which totaled $32,860 in 2003.

(2)	Does not include an option to purchase 500,000 shares of common stock that was granted to Mr. Cullen in 2003 and cancelled by mutual agreement of Webb and Mr. Cullen on March 23, 2004. Mr. Cullen received no consideration for the cancellation.

(3)	The vesting of the shares underlying the option was subject to performance-based criteria. The criteria was not met: one-half of the option expired on December 31, 2002; the other half expired on June 30, 2003.

(4)	Webb reimburses Mr. Branson for commuting expenses, which totaled $23,009 in 2003.

(5)	Does not include an option to purchase 400,000 shares of common stock that was granted to Mr. Branson in 2003 and cancelled by mutual agreement of Webb and Mr. Branson on March 23, 2004. Mr. Branson received no consideration for the cancellation.

Webb Stock Options

The following tables summarize the stock option grants and exercises during 2003 to or by the named executive officers and the value of all options held by the named executive officers as of December 31, 2003.

Option Grants During Year Ended December 31, 2003

Name	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees During Year Ended December 31, 2003	Exercise Price ($/sh)	Expiration Date
William R. Cullen(1)	150,000	(2)	22%	$0.95	06/30/10
Lindley S. Branson(3)	75,000	(2)	11%	$0.95	06/30/10

(1)	Does not include an option to purchase 500,000 shares of common stock that was granted to Mr. Cullen in 2003 and cancelled by mutual agreement of Webb and Mr. Cullen on March 23, 2004. The option was exercisable at $0.89 per share and would have expired on December 16, 2010. Mr. Cullen received no consideration for the cancellation.

(2)	The option becomes exercisable on June 4, 2008.

(3)	Does not include an option to purchase 400,000 shares of common stock that was granted to Mr. Branson in 2003 and cancelled by mutual agreement of Webb and Mr. Branson on March 23, 2004. The option was exercisable at $0.89 per share and would have expired on December 16, 2010. Mr. Branson received no consideration for the cancellation.

Aggregated Option Exercises During Year Ended December 31, 2003

and Option Values at December 31, 2003

Name	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Number of Securities Underlying Options at December 31, 2003 (#) Exercisable / Unexercisable	Value of Unexercised In- The-Money Options at December 31, 2003 ($) (2) Exercisable / Unexercisable
William R. Cullen(3)	—	—	437,828 / 150,000	$124,000 / $1,500
Lindley S. Branson(4)	—	—	442,313 / 75,000	$124,000 / $750

(1)	The value realized is determined by multiplying the number of shares exercised by the favorable difference between the exercise price per share and the closing bid price per share on the date of exercise.

(2)	The value of unexercised in-the-money options is determined by multiplying the number of shares subject to such options by the favorable difference between the exercise price per share and $0.96, the closing price per share on December 31, 2003.

(3)	Does not include options to purchase an aggregate of 798,000 shares of common stock that were cancelled by mutual agreement of Webb and Mr. Cullen on March 23, 2004.

(4)	Does not include options to purchase 702,500 shares of common stock that were cancelled by mutual agreement of Webb and Mr. Branson on March 23, 2004.

Board of Director Compensation

Members of our board of directors do not receive cash compensation for their services as directors, but they are reimbursed for their reasonable expenses in attending board meetings. During 2003, we issued the following seven-year options to our non-employee directors for their services:

•	Robert J. Lewis received an option to purchase 375,000 shares at an exercise price of $0.89 per share. A portion of the option covering 325,000 shares was cancelled by mutual agreement of Webb and Mr. Lewis on March 23, 2004. Mr. Lewis received no consideration for the cancellation.

•	Richard C. Jennewine received an option to purchase 20,000 shares at an exercise price of $0.95 per share; an option to purchase 375,000 shares at an exercise price of $0.89 per share; and an option to purchase 100,000 shares at an exercise price of $0.89 per share. On March 23, 2004, Mr. Jennewine and Webb mutually agreed to cancel portions of the latter two options. Mr. Jennewine surrendered portions of the options covering 325,000 shares and 50,000 shares, respectively. Mr. Jennewine received no consideration for the cancellations.

•	Robert R. Lacey received an option to purchase 200,000 shares at an exercise price of $0.89 per share. A portion of the option covering 150,000 shares was cancelled by mutual agreement of Webb and Mr. Lacey on March 23, 2004. Mr. Lacey received no consideration for the cancellation.

•	Peter Ren received an option to purchase 200,000 shares at an exercise price of $0.89 per share. A portion of the option covering 150,000 shares was cancelled by mutual agreement of Webb and Mr. Ren on March 23, 2004. Mr. Ren received no consideration for the cancellation.

Employment Agreements

We have entered into employment agreements with William R. Cullen and Lindley S. Branson. The agreements terminate on March 1, 2005. If we (or a successor entity) terminate their employment without cause or if the employees terminate their employment for good reason, then we (or the successor entity) must continue to pay the employee’s salary in the month of termination and for the following nine months. The employment agreements restrict the employees’ ability to compete with us for a one-year period after the termination of employment.

Certain Transactions

William R. Cullen, our President, Chief Executive Officer, Chief Financial Officer and a director, owed us $172,773 as of March 31, 2004. This debt arose between April and November 2000 (prior to the passage of the Sarbanes-Oxley Act of 2002) and has not been modified since the obligation was incurred. The loan accrues interest at a rate of 8% per year, is full recourse and is payable on demand. We believe that this transaction is on terms no less favorable than could be obtained from an unaffiliated third party. The board of directors has determined that any permitted transactions with officers, directors or principal shareholders will be approved by the audit committee and will be on terms no less favorable than could be obtained from an unaffiliated third party. The audit committee may obtain independent counsel or other independent advice to assist in that determination.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER

EQUITY COMPENSATION PLANS

The following table sets forth the securities authorized for issuance under the Webb Interactive Services, Inc. 1995 and 2000 Stock Option Plans, as of December 31, 2003:

Type of plan	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,816,586	$2.17	3,433,414
Equity compensation plans not approved by securities holders	—	—	—

Total	2,816,586	$2.17	3,433,414

COMPLIANCE WITH SECTION 16(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires Webb’s directors and officers, and persons who own more than ten percent of a registered class of Webb’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten-percent shareholders are also required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2003, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten-percent beneficial owners were complied with in a timely manner.

INDEPENDENT AUDITORS

The audit committee and the board of directors approved the appointment of Ernst & Young LLP as Webb’s independent auditor for the fiscal year ending December 31, 2004. Representatives of Ernst & Young LLP, who are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Independent Auditor’s Fees

The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of Webb’s financial statements for the years ended December 31, 2002 and December 31, 2003, and fees billed by Ernst & Young LLP for other services during those periods:

	2002(1)		2003(1)
Audit Fees	$125,187	(2)	$126,900
Audit Related Fees	—		—
Tax Fees	16,075	(3)	14,888
All Other Fees	—		—

Total	$141,262		$141,788

(1)	Amounts include fees for services related to Jabber, Inc., a significant subsidiary.

(2)	Does not include $19,960 paid to Arthur Andersen LLP.

(3)	Does not include $4,636 paid to Arthur Andersen LLP.

Audit Fees were for professional services for auditing and reviewing Webb’s financial statements, as well as for consents and assistance with and review of documents filed with the Securities and Exchange Commission.

Audit Related Fees were for professional services related to auditing and reviewing Webb’s financial statements, including advising Webb as to complying with accounting policies and transactional planning.

Tax Fees were for professional services for tax planning and compliance.

All Other Fees were for professional services not applicable to the other categories.

Pre-Approval Policy for Services of Independent Auditors

The audit committee follows established procedures for pre-approval of all audit and permissible non-audit services provided by the independent auditor. Prior to engaging the independent auditor for the next year’s audit, the committee solicits a proposal from the independent auditor detailing the scope of services for each of the categories described above as well as a budget. The committee reviews and approves the services by category. The fees are budgeted and the committee receives periodic reports from the independent auditor of the actual fees incurred by category. If additional services not contemplated in the original pre-approval are required and exceed $15,000 in the aggregate, then the committee requires specific pre-approval before engaging the independent auditor. The committee may delegate pre-approval authority to one or more of its members. That member or members must report, for informational purposes only, any pre-approval decisions to the committee at its next scheduled meeting.

PROPOSALS OF SHAREHOLDERS

Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation at our 2005 annual meeting must be received by us by April 7, 2005. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. We suggest that you submit your proposal by certified mail — return receipt requested. If you intend to present a proposal at our 2005 annual meeting without including such proposal in our proxy statement, then you must provide us with notice of such proposal no later than April 30, 2005. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

The board of directors does not intend to bring before the meeting any business other than as set forth in this proxy statement, and has not been informed that any other business is to be presented to the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

Please sign and return promptly the enclosed proxy in the envelope provided if you are a holder of common stock. The signing of a proxy will not prevent your attending the meeting and voting in person.

BY ORDER OF THE BOARD OF DIRECTORS

Lindley S. Branson
Secretary

August 3, 2004

WEBB INTERACTIVE SERVICES, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned having duly received the Notice of Annual Meeting and the Proxy Statement dated August 3, 2004, hereby appoints the Chief Executive Officer, William R. Cullen, and the Secretary, Lindley S. Branson, as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all common shares of Webb Interactive Services, Inc. held of record by the undersigned on July 27, 2004, at the Annual Meeting of Shareholders to be held on August 31, 2004 at 1899 Wynkoop, Suite 600, Denver, Colorado, at 2:00 p.m. Mountain Time, and at any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSAL 2.

1.	PROPOSAL TO ELECT THREE DIRECTORS	☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

William R. Cullen	Robert R. Lacey	Peter Ren

INSTRUCTION: To withhold authority to vote for an individual nominee or nominees, write the person’s name on the line below.

2.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.	☐ FOR	☐ AGAINST	☐ ABSTAIN

(CONTINUED ON OTHER SIDE)

(CONTINUED FROM OTHER SIDE)

This Proxy, when properly executed, will be voted in the manner directed on the Proxy by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. If signing as attorney, guardian, executor, administrator or trustee, please give full title as such. If a corporation, please sign in the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

(Signature)

(Signature, if held jointly)

Dated: , 2004

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD

PROMPTLY USING THE ENCLOSED RETURN ENVELOPE.